Exhibit 8(a)(v)
AMENDMENT TO FUND PARTICIPATION AGREEMENT
BETWEEN
DELAWARE VIP TRUST
DELAWARE MANAGEMENT COMPANY
DELAWARE DISTRIBUTORS, L.P.
AND
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

This Amendment is made this 1st day of May, 2014 by and between Delaware VIP Trust (the “Trust”), Delaware Management Company, a series of Delaware Management Business Trust (the “Adviser”), Delaware Distributors, L.P. (the “Distributor”) and Lincoln Life & Annuity Company of New York (the “Company”).

WITNESSETH:

WHEREAS, the Trust, the Adviser, the Distributor and the Company entered into a Fund Participation Agreement dated October 15, 1999 (the “Agreement”); and

WHEREAS, the parties have agreed to amend the Agreement to revise the list of variable annuity products and variable life policies investing in the funds on Schedule 2;

WHEREAS, the parties desire to memorialize the amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be amended as follows:

1. Schedule 2 of the Agreement is amended and replaced with the attachedSchedule 2.

2. Except as provided herein, the terms and conditions contained in the Agreement shallremain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK By: /s/ Daniel R. Hayes	DELAWARE VIP TRUST By: /s/ Patrick P. Coyne
Name: Daniel R. Hayes	Name: Patrick P. Coyne
Title: Vice President	Title: President

DELAWARE DISTRIBUTORS, L.P. By: /s/ J. Scott Coleman	DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust By: /s/ Patrick P. Coyne
Name: J. Scott Coleman	Name: Patrick P. Coyne
Title: President	Title: President

Schedule 2

Variable Annuity Contracts and Variable Life Insurance Policies
Supported by Separate Accounts Listed on Schedule 1
As of May 1, 2014

Variable Annuity Contracts
Lincoln ChoicePlus
Lincoln ChoicePlus Access
Lincoln ChoicePlus II
Lincoln ChoicePlus II Access
Lincoln ChoicePlus II Bonus
Lincoln ChoicePlus II Advance
Lincoln ChoicePlus Assurance (A Share/Class)
Lincoln ChoicePlus Assurance (B Share)
Lincoln ChoicePlus Assurance (B Class)
Lincoln ChoicePlus Assurance (C Share)
Lincoln ChoicePlus Assurance (L Share)
Lincoln ChoicePlus Assurance (Bonus)
Lincoln ChoicePlus Assurance (A Share/Class) i4LIFE® Advantage (New York)
Lincoln ChoicePlus Assurance (B Share/Class) i4LIFE® Advantage (New York)
Lincoln ChoicePlus Assurance (Design) i4LIFE® Advantage (New York)
Lincoln ChoicePlus Assurance (Prime)
Lincoln ChoicePlus Assurance (Series)
Lincoln ChoicePlus Momentum Income Option
Lincoln ChoicePlus Signature
Lincoln ChoicePlus Design
Lincoln ChoicePlus Fusion
Lincoln InvestmentSolutions
Lincoln Investor AdvantageSM
Lincoln Investor AdvantageSM Fee-Based
Lincoln Investor AdvantageSM RIA
Group Variable Annuity (GVA) I, II, III
New York Director
Lincoln American Legacy Retirement
Multi-Fund 5 Retirement Annuity

Variable Life Insurance Policies
Lincoln VUL I
Lincoln VULdb
Lincoln VULdb II
Lincoln VULdb IV
Lincoln VULdb
Lincoln VULcv II
Lincoln VULFlex
Lincoln VULcv III
Lincoln VULcv IV
Lincoln VULone
Lincoln VULone 2005
Lincoln VULone 2007
Lincoln VULone 2010
Lincoln Momentum VULone
Lincoln Momentum VULone 2005
Lincoln Momentum SVULone
Lincoln SVUL
Lincoln SVUL II
Lincoln SVUL III
Lincoln SVUL IV
Lincoln SVULone
Lincoln SVULone 2007
Lincoln CVUL Series III
Lincoln Corporate Variable 4
Lincoln Corporate Variable 5
Lincoln Corporate Private Solution
Lincoln AssetEdge VUL
Lincoln Corporate Commitment VUL
Lincoln Ensemble II VUL
Lincoln Private Placement VUL